As filed with the Securities and Exchange Commission on October 31, 2003 Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ORGANITECH USA, INC.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                           93-0969365
       (State or other jurisdiction                (IRS Employer
     of incorporation or organization)           Identification No.)

                 P.O. Box 700, Yoqneam 20692, Israel Telephone:
                                 972-4-959-0515
               (Address, Including Zip Code and Telephone Number,
                        of Principal Executive Offices)

                         CORPORATE CONSULTING AGREEMENT
                            (Full Title of the Plan)

                                   Lior Hessel
                      President and Chief Executive Officer
                 P.O. Box 700, Yoqneam 20692, Israel Telephone:
                                 972-4-959-0515
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed
                                                  Maximum                         Maximum
                                                  Amount         Proposed         Aggregate        Amount of
Title of Securities                               To Be           Offering        Offering        Registration
To Be Registered                                Registered       Per Share         Price              Fee
-------------------------------------------   ---------------   ------------   ---------------   ---------------
Common Stock, no par value................      550,000 (1)       0.20 (2)        $110,000           $8.90

-------------------------------------------   ---------------   ------------   ---------------   ---------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on October 30, 2003


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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

ITEM 2. INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The Registrant will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Organitech USA, INC., P.O. Box 700, Yoqneam 20692, Israel. Our telephone number is 972-4-959-0515.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement.

      a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

      c) The description of the common stock, no par value per share (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 8-A12G filed on February 14, 1997.

All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director or officer or employee of registrant. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.


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

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company's Certificate of Incorporation contains provisions relating to the indemnification of director and officers and the Company's By-Laws extends such indemnities to the full extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS

Exhibit  No.  Description
------------  -----------
5.1   Opinion of Amy Trombly, Esq.

23.1  Consent of Counsel (included in Exhibit 5 hereto).

23.2  Consent of Rahav, Reshef, Ben-Ami, Ovadia & Co.

99.1 Consulting Agreement between the Registrant and Haggai Ravid dated October 1, 2003.

ITEM 9. UNDERTAKINGS

(a) The Registrant hereby undertakes:

      1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

            (i) Include any additional or changed material information with respect to the plan of distribution.

      2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yoqneam, Israel on the 31st day of October, 2003.

                              ORGANITECH USA, INC.


                              By: /s/ Lior Hessel
                              --------------------
                              Lior Hessel
                              President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                                      TITLE                        DATE
                                      -----                        ----

/s/ Lior Hessel                President and                 October 31, 2003
-----------------------        Chief Executive Officer
Lior Hessel                    and Director

/s/ Samuel Hessel              Chairman of the Board         October 31, 2003
-----------------------
Samuel Hessel

/s/ Arie Keidan                Director                      October 31, 2003
-----------------------
Arie Keidan

/s/ Ohad Hessel                Director                      October 31, 2003
-----------------------
Ohad Hessel


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